Exhibit 99.1

Press Release

October 28, 2021

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES NET INCOME FOR THE THIRD QUARTER OF 2021, DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported that third quarter 2021 net income was $12.7 million, or $0.76 per diluted common share, compared to third quarter 2020 net income of $8.1 million, or $0.49 per diluted common share. For the first nine months of 2021, net income was $37.7 million, or $2.25 per diluted common share, compared to $24.2 million, or $1.46 per diluted common share, for the first nine months of 2020. On October 27, 2021, the Company’s Board of Directors declared a regular quarterly dividend of $0.24 per common share. The dividend is payable on November 24, 2021, to stockholders of record on November 10, 2021.

The Company recorded no provision for loan losses and a negative $1,500 provision for loan losses in the three and nine months ended September 30, 2021, respectively, compared to provisions for loan losses of $4,000 and $8,000 for the same time periods in 2020. The provisions in 2020 were due to the onset of the global pandemic, whereas 2021 includes a reserve release due to the improving economic outlook.

Dave Nelson, President and Chief Executive Officer of the Company, commented, “West Bancorporation, Inc. is experiencing extraordinary financial performance this year. Net income for the first nine months of 2021 has already exceeded our fiscal year 2020 net income. We have experienced loan growth (exclusive of Paycheck Protection Program (PPP) loan activity) of 10.1 percent for the first nine months of 2021, and year over year loan growth of 14.3 percent (also exclusive of PPP loan activity). Our credit quality continues to improve as classified loans continue to be paid down and pay off. As of September 30, 2021, the Texas ratio declined to 3.24 percent as impaired loans have been paid down, and there were no loans past due more than 30 days.”

Dave Nelson also commented, “Construction of our permanent branch office in Sartell, Minnesota, a suburb of St. Cloud, is expected to be completed in January 2022. We have also purchased land and started planning for the construction of a permanent branch office in Mankato, Minnesota. These offices reflect the success we have had since expanding into those markets in 2019 and represent our commitment to these communities.”

The Company filed its report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of the Company’s financial results. The Form 10-Q is available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its financial results on a conference call scheduled for 10:00 a.m. Central Time tomorrow, Friday, October 29, 2021. The telephone number for the conference call is 888-339-0814. A recording of the call will be available until November 12, 2021, by dialing 877-344-7529. The replay passcode is 10150542.

About West Bancorporation, Inc. (Nasdaq: WTBA)
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has seven offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: the effects of the COVID-19 pandemic, including its effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions, accounting standards (including as a result of the future implementation of the current expected credit loss (CECL) accounting standard) or regulatory requirements; actions of bank and nonbank competitors; changes in local, national and international economic conditions; changes in legal and regulatory requirements, limitations and costs; changes in customers’ acceptance of the Company’s products and services; cyber-attacks; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, widespread disease or pandemics, such as the COVID-19 pandemic, or other adverse external events; developments and uncertainty related to the future use and availability of some reference rates, such as the London Interbank Offered Rate, as well as other alternative reference rates; changes to U.S. tax laws, regulations and guidance; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)

CONSOLIDATED BALANCE SHEETS	September 30, 2021	September 30, 2020
Assets
Cash and due from banks	$30,922	$49,445
Federal funds sold	1,547	16,398
Securities available for sale, at fair value	763,397	374,387
Federal Home Loan Bank stock, at cost	11,544	11,905
Loans	2,359,567	2,247,425
Allowance for loan losses	(28,098)	(25,403)
Loans, net	2,331,469	2,222,022
Premises and equipment, net	33,287	28,099
Bank-owned life insurance	43,376	42,520
Other assets	34,158	31,107
Total assets	$3,249,700	$2,775,883

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing demand	$713,076	$619,346
Interest-bearing:
Demand	458,165	363,430
Savings	1,379,321	1,130,582
Time of $250 or more	50,643	54,241
Other time	135,718	129,181
Total deposits	2,736,923	2,296,780
Federal funds purchased	39,380	2,350
Other borrowings	163,116	217,661
Other liabilities	57,905	43,772
Stockholders’ equity	252,376	215,320
Total liabilities and stockholders’ equity	$3,249,700	$2,775,883

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
CONSOLIDATED STATEMENTS OF INCOME	2021	2020	2021	2020
Interest income
Loans, including fees	$24,229	$22,489	$71,406	$67,132
Securities	3,174	2,106	7,984	7,099
Other	82	15	226	256
Total interest income	27,485	24,610	79,616	74,487
Interest expense
Deposits	2,021	1,946	5,893	9,343
Federal funds purchased	2	2	4	21
Other borrowings	976	1,530	3,262	4,780
Total interest expense	2,999	3,478	9,159	14,144
Net interest income	24,486	21,132	70,457	60,343
Provision for loan losses	—	4,000	(1,500)	8,000
Net interest income after provision for loan losses	24,486	17,132	71,957	52,343
Noninterest income
Service charges on deposit accounts	589	609	1,749	1,743
Debit card usage fees	490	432	1,443	1,205
Trust services	695	553	2,038	1,477
Increase in cash value of bank-owned life insurance	230	133	690	427
Loan swap fees	—	983	42	1,572
Realized securities gains, net	11	156	51	81
Other income	386	337	1,368	993
Total noninterest income	2,401	3,203	7,381	7,498
Noninterest expense
Salaries and employee benefits	6,018	5,412	17,298	16,014
Occupancy	1,203	1,221	3,630	3,651
Data processing	616	572	1,835	1,756
FDIC insurance	528	351	1,358	880
Other expenses	2,347	2,503	7,388	6,838
Total noninterest expense	10,712	10,059	31,509	29,139
Income before income taxes	16,175	10,276	47,829	30,702
Income taxes	3,469	2,176	10,132	6,544
Net income	$12,706	$8,100	$37,697	$24,158

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)

	PER COMMON SHARE			MARKET INFORMATION (1)
	Net Income
	Basic	Diluted	Dividends	High	Low
2021
3rd Quarter	$0.77	$0.76	$0.24	$31.98	$26.26
2nd Quarter	0.80	0.79	0.24	29.90	23.92
1st Quarter	0.71	0.70	0.22	26.78	18.86

2020
4th Quarter	$0.52	$0.52	$0.21	$21.79	$15.53
3rd Quarter	0.49	0.49	0.21	17.99	15.50
2nd Quarter	0.48	0.48	0.21	20.67	14.50
1st Quarter	0.49	0.49	0.21	25.68	13.74
(1) The prices shown are the high and low sale prices for the Company’s common stock, which trades on the Nasdaq Global Select Market under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown or commissions.

	Three Months Ended September 30,		Nine Months Ended September 30,
SELECTED FINANCIAL MEASURES	2021	2020	2021	2020
Return on average assets	1.52%	1.16%	1.56%	1.21%
Return on average equity	20.02%	15.20%	20.98%	15.47%
Net interest margin on a FTE basis (1)	3.06%	3.21%	3.07%	3.19%
Efficiency ratio (1)(2)	39.41%	41.35%	40.08%	42.68%

			As of September 30,
			2021	2020
Texas ratio(2)			3.24%	7.38%
Allowance for loan losses ratio			1.19%	1.13%
Allowance for loan losses ratio, excluding PPP loans (1)(3)			1.22%	1.26%
Tangible common equity ratio			7.77%	7.76%
(1) Non-GAAP financial measures - see reconciliation below
(2) A lower ratio is more desirable
(3) Paycheck Protection Program (PPP)

Definitions of ratios:
•Return on average assets - annualized net income divided by average assets.
•Return on average equity - annualized net income divided by average stockholders’ equity.
•Net interest margin - annualized tax-equivalent net interest income divided by average interest-earning assets.
•Efficiency ratio - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.
•Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.
•Allowance for loan losses ratio - allowance for loan losses divided by total loans.
•Allowance for loan losses ratio, excluding PPP loans - allowance for loan losses divided by total loans minus the amount of PPP loans.
•Tangible common equity ratio - common equity less intangible assets (none held) divided by tangible assets.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(dollars in thousands)

NON-GAAP FINANCIAL MEASURES

This press release contains references to financial measures that are not defined in generally accepted accounting principles (GAAP). The following table reconciles the non-GAAP financial measures of net interest income and net interest margin on a fully taxable equivalent (FTE) basis, efficiency ratio on an adjusted and FTE basis, loans, net of PPP loans and allowance for loan losses ratio, excluding PPP loans, to their most directly comparable measures under GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of net interest income and net interest margin on a FTE basis to GAAP:
Net interest income (GAAP)	$24,486	$21,132	$70,457	$60,343
Tax-equivalent adjustment (1)	306	144	805	516
Net interest income on a FTE basis (non-GAAP)	24,792	21,276	71,262	60,859
Average interest-earning assets	3,212,283	2,639,532	3,099,066	2,544,429
Net interest margin on a FTE basis (non-GAAP)	3.06%	3.21%	3.07%	3.19%

Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:
Net interest income on a FTE basis (non-GAAP)	$24,792	$21,276	$71,262	$60,859
Noninterest income	2,401	3,203	7,381	7,498
Adjustment for realized securities gains, net	(11)	(156)	(51)	(81)
Adjustment for losses on disposal of premises and equipment, net	—	1	29	3
Adjusted income	27,182	24,324	78,621	68,279
Noninterest expense	10,712	10,059	31,509	29,139
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	39.41%	41.35%	40.08%	42.68%

			As of September 30,
			2021	2020
Reconciliation of allowance for loan losses ratio, excluding PPP loans:
Loans outstanding (GAAP)			$2,359,567	$2,247,425
Less: PPP loans			(47,416)	(224,489)
Loans, net of PPP loans (non-GAAP)			2,312,151	2,022,936
Allowance for loan losses			28,098	25,403
Allowance for loan losses ratio, excluding PPP loans (non-GAAP)			1.22%	1.26%

(1) Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2) The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company’s financial performance. It is a standard measure of comparison within the banking industry.